Conformed Copy



                              STOCKHOLDER AGREEMENT

     THIS STOCKHOLDER AGREEMENT ("Agreement") is entered into as of December 3, 2002, by and among GILEAD SCIENCES, INC., a Delaware corporation ("Parent"), SIMBOLO ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Sub"), and WARBURG PINCUS PRIVATE EQUITY VIII, L.P. ("Stockholder").


                                    RECITALS

     A. Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of common stock of TRIANGLE PHARMACEUTICALS, INC., a Delaware corporation (the "Company").

     B. Contemporaneously with the execution and delivery of this Agreement, Parent, Acquisition Sub and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the (i) commencement by Acquisition Sub of a tender offer for all of the issued and outstanding shares of Company Common Stock (as defined herein), and (ii) the subsequent merger of Acquisition Sub with and into the Company.

     C. Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

                                    AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. CERTAIN DEFINITIONS

     For purposes of this Agreement:

     (a) "Company Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

     (b) Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

     (c) "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Termination Date.

     (d) "Subject Shares" shall mean: (i) all shares of Company Common Stock Owned by Stockholder as of the date of this Agreement; and (ii) all additional shares of Company Common Stock of which Stockholder acquires Ownership during the period from the date of this Agreement through the Termination Date.

     (e) "Termination Date" shall mean the earlier of the following:

          (i) the date on which the parties hereto, by mutual written consent, validly terminate this Agreement;

          (ii) the date on which the Merger becomes effective; or

          (iii) the date on which the Merger Agreement is validly terminated.

     (f) A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; or (ii) enters into an agreement or commitment contemplating the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent.

     (g) Other capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

Section 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

     2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the period from the date of this Agreement through the Termination Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

     2.2 Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Termination Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and
(b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

     2.3 Permitted Transfers. Section 2.1 shall not prohibit a transfer of Company Common Stock by Stockholder (a) if Stockholder is an individual (i) to any member of Stockholder's immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family, or (ii) upon the death of Stockholder, or (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated Person under common control with Stockholder; provided, however, that a


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


transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement.

Section 3. AGREEMENT TO TENDER

     3.1 Tender of Subject Shares. Stockholder agrees (i) to promptly (and, in any event, not later than five business days after commencement of the Offer) validly tender or cause to be validly tendered into the Offer, pursuant to and in accordance with the terms of the Offer, all of the Subject Shares Owned by Stockholder as of the date of this Agreement (free and clear of any encumbrances or restrictions), and (ii) if Stockholder acquires Ownership of any additional Subject Shares after the date of this Agreement, to promptly (and, in any event, not later than two business days after Stockholder acquires Ownership of such additional Subject Shares) validly tender or cause to be validly tendered into the Offer, pursuant to and in accordance with the terms of the Offer, all of such additional Subject Shares (free and clear of any encumbrances or restrictions). Stockholder agrees not to withdraw, and agrees not to permit the withdrawal of, any of the Subject Shares from the Offer unless and until the Offer expires without Acquisition Sub having accepted for payment any shares of Company Common Stock tendered in the Offer. Stockholder acknowledges and agrees that Acquisition Sub's obligation to accept for payment shares of Company Common Stock validly tendered in the Offer, including any Subject Shares validly tendered by Stockholder, is subject to the terms and conditions of the Merger Agreement and the Offer. For all the Subject Shares validly tendered in the Offer and not withdrawn, provided that Acquisition Sub accepts for purchase and purchases shares of Company Common Stock pursuant to the Offer, Stockholder will be entitled to receive the highest price per share paid by Acquisition Sub for shares of Company Common Stock pursuant to the Offer.

     3.2 Stockholder Information. Stockholder hereby agrees to permit Parent and Acquisition Sub to publish and disclose in the Offer Documents and, if approval of the stockholders of the Company is required under the terms of the DGCL or other applicable law, in the Proxy Statement, Stockholder's identity and ownership of shares of Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement. Stockholder shall be provided with a reasonable opportunity to review in advance any such disclosure contained in the Offer Documents or the Proxy Statement.

Section 4. VOTING OF SHARES

     4.1 Voting Covenant. Stockholder hereby agrees that, prior to the Termination Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Securities to be voted:

     (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

     (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

     (c) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

Prior to the Termination Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)", clause "(b)" or clause "(c)" of the preceding sentence.

     4.2 PROXY; FURTHER ASSURANCES.

     (a) Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times prior to the Termination Date) with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

     (b) Stockholder shall, at Stockholder's own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

     (c) Stockholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Shares that is inconsistent with this Agreement or otherwise take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby.

Section 5. WAIVER OF APPRAISAL RIGHTS

     Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal and any dissenters' rights relating to the Merger that Stockholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Stockholder.

Section 6. NO SOLICITATION

     Stockholder agrees that, during the period from the date of this Agreement through the Termination Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that Stockholder's Representatives do not, directly or indirectly take any action that the Company or any of its Representatives would be prohibited from taking, directly or indirectly, pursuant to Section 5.3(a) of the Merger Agreement. Notwithstanding the foregoing, if Stockholder or any Representative of Stockholder is a member of the board of directors of the Company, such member of the board of directors of the Company may take actions in such capacity (acting as a member of the board of directors of the Company) to the extent permitted by Section 1.2(b) of the Merger Agreement or the proviso in Section 5.3(a) of the Merger Agreement.

Section 7. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder hereby represents and warrants to Parent as follows:

     7.1 Authorization, etc. Stockholder has all requisite right, power and authority to execute and deliver this Agreement and the Proxy and to perform Stockholder's obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Parent and Acquisition Sub of this Agreement, constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

     7.2 No Conflicts or Consents.

     (a) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder's affiliates or properties is or may be bound or affected including that certain Standstill Agreement, dated as of August 24, 2001, between Stockholder and the Company (other than any necessary filings under the HSR Act or the Exchange Act), except for any such breaches, defaults or other occurrences that would not prevent or delay the performance by Stockholder of Stockholder's obligations under this Agreement.

     (b) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person. The execution and delivery of any additional proxy pursuant to Section 4.2(a)(ii) with respect to any shares of Company Common Stock that are owned beneficially but not of record by Stockholder do not, and the performance of any such additional proxy will not, require any consent or approval of any Person.

     (c) Exhibit B identifies each Contract under which Stockholder or any affiliate of Stockholder has or may acquire any right against any of the Acquired Corporations. Except as disclosed on Exhibit B, neither Stockholder nor any affiliate of Stockholder shall have any rights or claims under any such Contract against the Company, Parent or any other Person after the Effective Time. Without limiting the generality of the foregoing, after the Effective Time, neither Stockholder nor any affiliate of Stockholder shall have any rights or claims against the Company, Parent or any other Person under that certain Purchase Agreement, dated as of August 24, 2001, between Stockholder and the Company.

     7.3 Title to Securities. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions other than restrictions imposed by applicable securities laws or pursuant to this Agreement) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions other than restrictions imposed by applicable securities laws or pursuant to this Agreement) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

Section 8. MISCELLANEOUS

     8.1 Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Parent may request for the purpose of carrying out and furthering the intent of this Agreement.

     8.2 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder's capacity as a record holder and beneficial owner of Subject Securities; (b) nothing in this Agreement shall be construed to limit or affect any action or inaction by Stockholder, or any director, officer, partner, member or employee, as applicable, of Stockholder, in either case serving on the Company's board of directors acting in such person's capacity as a director or fiduciary of the Company; and (c) Stockholder shall have no liability to Parent, Acquisition Sub or any of their respective affiliates under this Agreement or otherwise as a result of any action or inaction by Stockholder, or any director, officer, partner, member or employee, as applicable, of Stockholder, in either case serving on the Company's board of directors acting in such person's capacity as a director or fiduciary of the Company.

     8.3 Survival of Representations, Warranties and Agreements. The termination of this Agreement shall not relieve Stockholder from any liability for any breach by Stockholder prior to such termination of any representation, warranty, covenant or agreement contained in this Agreement.

     8.4 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     8.5 Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when received at the address or facsimile telephone number set forth beneath the name of such party below (or at such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

     if to Stockholder:

          at the address set forth on the signature page hereof; and

     if to Parent or Acquisition Sub:

          Gilead Sciences, Inc.
          333 Lakeside Drive
          Foster City, CA  94404
          Attention:  General Counsel
          Facsimile:  (650) 522-5537

     8.6 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     8.7 Entire Agreement. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

     8.8 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and (if applicable) Stockholder's heirs, estate, executors and personal representatives and Stockholder's successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or Section 8.1 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

     8.9 Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

     8.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

     8.11 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

     8.12 Governing Law; Jurisdiction; Waiver of Jury Trial.

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under


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


applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the state and federal courts located in the State of Delaware.

     (b) EACH PARTY IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR THE PROXY.

     8.13 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     8.14 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     8.15 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall not be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy of such party under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     8.16 Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

     (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."


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


     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                  [Remainder of page intentionally left blank.]


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


     IN WITNESS WHEREOF, Parent Acquistion Sub and Stockholder have caused this Agreement to be executed as of the date first written above.

                                        GILEAD SCIENCES, INC.

                                        /s/  JOHN C. MARTIN
                                        ----------------------------------------
                                        By
                                        Chief Executive Officer
                                        ----------------------------------------
                                        Title


                                        SIMBOLO ACQUISITION SUB, INC.

                                        /s/  JOHN F. MILLIGAN
                                        ----------------------------------------
                                        By
                                        President
                                        ----------------------------------------
                                        Title


                                        WARBURG PINCUS PRIVATE EQUITY VIII,
                                        L.P.

                                        By Warburg Pincus & Co.

                                        By  /s/ Jonathan Leff,  Partner
                                            ------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Printed Name


                                        Address:     466 Lexington Avenue
                                                     New York, NY 10017

                                        Facsimile:   (212) 878-9361



     Shares Held              Options and              Additional Securities
     of Record                Other Rights              Beneficially Owned
---------------------    ---------------------    ------------------------------
     23,384,887




                    Signature Page to Stockholder Agreement

                                    EXHIBIT A
                            FORM OF IRREVOCABLE PROXY

     The undersigned stockholder (the "Stockholder") of TRIANGLE PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes JOHN MILLIGAN, GREGG ALTON and GILEAD SCIENCES, INC., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Stockholder Agreement, dated as of the date hereof, between Parent and the Stockholder (the "Stockholder Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Simbolo Acquisition Sub, Inc., a wholly-owned subsidiary of Parent, and the Company (the "Merger Agreement"). This proxy will terminate on the Termination Date (as defined in the Stockholder Agreement).

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company:

          (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing; and

          (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

          (iii) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company;
     (D) any change in a
     majority of the board of directors of the Company; (E) any amendment to the Company's certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; and (G) any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the Stockholder Agreement.

     The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

     This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

     If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

Dated: December __, 2002



                                        STOCKHOLDER


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Printed Name

                                        Number of shares of common stock of the
                                        Company owned of record as of the date
                                        of this proxy:


                                        ----------------------------------------





                       Signature Page to Irrevocable Proxy

                                    EXHIBIT B
                                CERTAIN CONTRACTS






                                      B-1